As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sound Point Acquisition Corp I, Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1600571
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

375 Park Avenue

New York, New York 10152

Telephone: (212) 895-2280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Grill

Chief Financial Officer

375 Park Avenue

New York, New York 10152

Telephone: (212) 895-2280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald M. Spedale Richard J. Birns Gibson, Dunn & Crutcher LLP 811 Main Street, Suite 3000 Houston, Texas 77002 Tel: (346) 718-6600	Michael Johns, Esq. Maples and Calder (Cayman) LLP P.O. Box 309 Ugland House Grand Cayman KYI-1104 Cayman Islands Tel: (345) 949-8066	Justin R. Salon John Hensley Morrison & Foerster LLP 2100 L Street, NW, Suite 900 Washington, DC 20037 Tel: (202) 887-1500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-262354

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of (i) 2,875,000 additional units of Sound Point Acquisition Corp I, Ltd, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-half of one redeemable warrant, including 375,000 units that may be purchased by the underwriters to cover over-allotments, if any, and (ii) 1,437,500 additional Class A ordinary shares underlying the warrants included in such units, in each case pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-262354) (the “Prior Registration Statement”), initially filed by the Registrant on January 26, 2022 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 1, 2022. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 2, 2022), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 2, 2022.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included on Exhibit 5.1).

23.3	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).

107	Filing Fee Table.

(b)	Financial Statements. Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 1st day of March, 2022.

SOUND POINT ACQUISITION CORP I, LTD

By:	/s/ Stephen Ketchum
Name:	Stephen Ketchum
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Stephen Ketchum
Stephen Ketchum	Chairman and Chief Executive Officer (Principal Executive Officer)	March 1, 2022

/s/ David Grill
David Grill	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 1, 2022

/s/ Marc Sole
Marc Sole	President and Director	March 1, 2022

/s/ Sean Bratches
Sean Bratches	Director	March 1, 2022

/s/ Winifred Park
Winifred Park	Director	March 1, 2022

Matthew Burton	Director	March 1, 2022

/s/ Tracy Dolgin
Tracy Dolgin	Director	March 1, 2022